Exhibit 99.4

Offer to Exchange
0.217 of a SXC Health Solutions Corp. common share,
no par value, and $7.70 in cash
for
Each Outstanding Share of Common Stock
of
National Medical Health Card Systems, Inc.
by
Comet Merger Corporation
an indirect wholly owned subsidiary of
SXC Health Solutions Corp.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M.,
NEW YORK CITY TIME, ON APRIL 29, 2008, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Prospectus dated March 31, 2008 (the “Prospectus”), the related Letter of Transmittal and the Merger Agreement (as defined below) (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Comet Merger Corporation, a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada (“SXC”), to exchange, upon the terms and subject to the conditions set forth in the Offer, each outstanding share of common stock, par value $0.001 per share (the “Shares,” each a “Share”), of National Medical Health Card Systems, Inc., a Delaware corporation (the “Company”), for (i) 0.217 of a common share of SXC, no par value, and (ii) $7.70 in cash, without interest.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1. The price paid in the Offer is (i) 0.217 of a common share of SXC, no par value, and (ii) $7.70 in cash, without interest and less applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights expire at 10:00 a.m., New York City time, on April 29, 2008, unless the Offer is extended by the Offeror (as extended, the “Expiration Date”).

4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the offer at least 9,600,000 Shares, (ii) Offeror being able to effect a short-form merger pursuant to Delaware law promptly following the acceptance date (as defined in the Prospectus) without acquiring any additional Shares (other than the shares issued under the top up option described in the Prospectus under “Merger Agreement — The Offer — Top Up Option” or any reduction in the number of Shares then outstanding) and (iii) the satisfaction or waiver of other conditions described in the Prospectus under “The Offer — Conditions of the Offer.”

5. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of February 25, 2008, among SXC, SXC Health Solutions, Inc. a Texas corporation, Offeror and the Company (the “Merger Agreement”). The Merger Agreement provides, among other things, that following completion of the Offer and the satisfaction or waiver of all applicable conditions set forth in the Merger Agreement, and in accordance with the Delaware General Corporation Law, Offeror will be merged with and into the Company (the “Merger”). At the effective time of the Merger, each outstanding Share (excluding Shares owned by the Company as treasury shares or owned directly or indirectly by the Company or SXC or for which appraisal rights are exercised) that are not exchanged in the Offer, will be cancelled and converted into the right to receive (i) 0.217 of a common share of SXC, no par value, and (ii) $7.70 in cash, without interest which consideration in the second step merger will be adjusted to reflect any changes to the consideration in the Offer. All payments will be made without interest and less applicable withholding taxes. The Merger Agreement is more fully described in the section of the Prospectus titled “Merger Agreement” and a copy of the Merger Agreement is attached to the Prospectus as Annex A.

6. The Board of Directors of the Company has determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interests of, the Company and the Company’s stockholders, has approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, and recommends that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

7. Any stock transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, U.S. federal income tax may be withheld at the applicable backup withholding of 28%, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Payment for Shares exchanged pursuant to the Offer will in all cases be made only after timely receipt by Mellon Investor Services LLC (the “Exchange Agent and Depositary”) of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such shares into the account maintained by the Exchange Agent and Depositary at the Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section titled “The Offer — Procedure for Tendering” of the Prospectus, (ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees or an agent’s message (as defined in the Prospectus) in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal.

Instructions Form with Respect to

Offer to Exchange
0.217 of a SXC Health Solutions Corp. common share,
no par value, and $7.70 in cash
for
All Outstanding Shares of Common Stock
of
National Medical Health Card Systems, Inc.
by
Comet Merger Corporation
an indirect wholly owned subsidiary of
SXC Health Solutions Corp.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated March 31, 2008 (the “Prospectus”), the related Letter of Transmittal and the Merger Agreement (which, together with any amendments or supplements thereto collectively constitute the “Offer”), in connection with the offer by Comet Merger Corporation, a Delaware corporation and an indirect wholly owned subsidiary of SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada, to exchange each outstanding share of common stock, par value $0.001 per share (the “Shares”), of National Medical Health Card Systems, Inc., a Delaware corporation, for (i) 0.217 of a common share of SXC Health Solutions Corp., no par value, and (ii) $7.70 in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:	SIGN HERE

Shares*
Signature(s)

Dated , 2008
Name(s)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.